UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

Charah Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive

Louisville, Kentucky, 40299

(Address of principal executive offices, including zip code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

8.50% Senior Notes

On August 25, 2021, Charah Solutions, Inc. (the “Company”) completed the previously announced offering of $135,000,000, in the aggregate, of the Company’s 8.50% Senior Notes due 2026 (the “Notes”), which amount includes the exercise by the underwriters of their option to purchase an additional $5,000,000 aggregate principal amount of Notes.

The Notes were sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-258650), which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 20, 2021. The Notes were issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of August 25, 2021, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and the Trustee, dated as of August 25, 2021 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).

The public offering price of the Notes was 100.0% of the principal amount (i.e., $135,000,000). The Company received net proceeds after discounts and commissions, but before expenses and payment of other fees, of approximately $130,275,000. The Company expects to use the proceeds, along with cash from the sale of equity to B. Riley Securities, Inc., to fully repay and terminate the Company’s credit facility, dated September 21, 2018, by and among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, with any remaining proceeds to be used for general corporate purposes, including funding future acquisitions and investments, repaying indebtedness, making capital expenditures and funding working capital.

The Notes bear interest at the rate of 8.50% per annum. Interest on the Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing October 31, 2021. The Notes will mature on August 31, 2026.

The Company may redeem the Notes for cash in whole or in part at any time (i) on or after August 31, 2023 and prior to August 31, 2024, at a price equal to 103% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after August 31, 2024 and prior to August 31, 2025, at a price equal to 102% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after August 31, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes. If the Company is redeeming less than all of the Notes, the Trustee will select the Notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

The Indenture also contains customary event of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the Notes to be immediately due and payable.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note. Copies of the Base Indenture, the First Supplemental Indenture and the form of Note are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.2.1, respectively, and are incorporated herein by reference.

Letter of Credit Cash Collateralization Promissory Note

On August 25, 2021, Charah, LLC, a Kentucky limited liability company and indirect subsidiary of the Company, issued a Secured Promissory Note (the “Promissory Note”), as the borrower, in favor of B. Riley Commercial Capital, LLC, as the noteholder (the “Noteholder”), evidencing a loan in aggregate principal amount of $17,851,827.50 made by the Noteholder to Charah, LLC. The loan outstanding under the Promissory Note bears interest at a rate of eight percent (8%) per annum and matures on the thirteen month anniversary of the effective date of the Promissory Note. The proceeds of the Promissory Note will be used by the Company and its subsidiaries, and will be repaid as such cash collateral is released to the Company or Charah, LLC, as applicable. Pursuant to the terms of the Promissory Note, Charah, LLC will be subject to certain covenants and restrictive provisions which will, among other things, limit Charah, LLC’s ability to incur additional indebtedness for borrowed money or additional liens; consolidate, merge or transfer all or substantially all of our assets; make certain restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; each of which will be subject to customary and usual exceptions and baskets. The loan evidenced by the Promissory Note is secured by a pledge of substantially all of the assets of Charah, LLC, subject to certain customary exceptions and limitations.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note. A copy of the Promissory Note is attached to this Current Report on Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes, the Indenture and the Promissory Note set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On August 25, 2021, the Company issued a press release announcing the completion of the offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Form 8-K is being furnished pursuant to Item 8.01, and the information contained herein, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any previous or future filing by the registrant under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of August 25, 2021, between Charah Solutions, Inc. and Wilmington Savings Fund Society, FSB, as trustee.

4.2	First Supplemental Indenture dated as of August 25, 2021, between Charah Solutions, Inc. and Wilmington Savings Fund Society, FSB, as trustee.

4.2.1	Form of 8.50% Senior Note due 2026 (included as Exhibit A to 4.2 above).

10.1	Promissory Note, dated as of August 25, 2021, between Charah, LLC and B. Riley Commercial Capital, LLC.

99.1	Press release issued by Charah Solutions, Inc., dated August 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2021

Charah Solutions, Inc.

By:	/s/ Scott A. Sewell
Name: Scott A. Sewell
Title: President and Chief Executive Officer